                                                              EXHIBIT (h)(13)(b)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      Among

                       VARIABLE INSURANCE PRODUCTS FUND II

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                           AIG LIFE INSURANCE COMPANY

     WHEREAS, the above-named parties have executed a Participation Agreement, effective as of the 1st day of July, 1994; and

     WHEREAS, the parties are desirous of expanding their business relationship to include other separate accounts of the Company; and

     WHEREAS, Company is desirous of adding other, non-Fidelity, mutual funds to the list of those funds appearing on Schedule C of the Participation Agreement;

     NOW, THEREFORE, the parties agree that Schedules A and C to the Participation Agreement are amended to read as follows:

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and             Policy Form Number of Contracts
Date Established by Board of Directors   By Separate Account
--------------------------------------   ---------------------------------------

..    Variable Account I                  45648-4/87
     (June 5, 1986)                      (Individual Single Premium Variable
                                         Deferred Annuity Contract)

                                         52049
                                         (Group Flexible Premium Variable
                                         Deferred Annuity Contract)

                                       1

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                                         56450
                                         (Group Flexible Premium Variable
                                         Deferred Annuity Certificate)

                                         56777
                                         (Individual Flexible Premium
                                         Variable Deferred Annuity Contract)

                                         11VAN0896
                                         (Individual Variable Annuity Contract)

                                         11VANO896GP
                                         (Group Variable Annuity Contract)

                                         16VAN0896
                                         (Certificate of Coverage)

..    Variable Account II                 1VUL1294
     (June 5, 1986)                      (Individual Flexible Variable Universal
                                         Life Insurance Policy)

                                         11GVULO597
                                         (Group Flexible Premium Variable Life
                                         Insurance Policy)

                                         16GVUL0597
                                         (Group Flexible Premium Variable Life
                                         Insurance Certificate)

                                         11GVULD997
                                         Group Flexible Premium Variable Life
                                         Insurance Policy (Sex-Distinct)

                                         11GVULU997
                                         (Group Flexible Premium Variable Life
                                         Insurance Policy) (Uni-sex)

                                         11VUL399
                                         (Flexible Premium Variable Life
                                         Insurance Policy)

                                       2

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                                         11VUL399G
                                         (Group Flexible Premium Variable Life
                                         Insurance Policy)

                                         16VUL399G
                                         (Group Flexible Premium Variable Life
                                         Insurance Certificate)

..    Variable Account III                GVA-1067
     (October 27, 1994)                  (Eastern Airlines, Inc. Variable
                                         Benefit Plan for Flight
                                         Engineers - Non-Participating Single
                                         Premium Group Variable Annuity
                                         Contract)

..    Variable Account IV                 11GVUL0495 (group contract)
     (July 18, 1995)
                                         16GVUL0495 (group certificate)

                                         11GVULO197 (group contract)

                                         16GVULO197 (group certificate)

                                         11PVULO996 (individual contract)

                                         11JVULO197 (individual contract)

                                         11JVULO197 (individual contract)

                                         11JVULO798 (individual contract)

                                         52221(7/91) (individual contract)
                                         12PVUL1098 Rider

                                       3

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                                   SCHEDULE C

Investment companies currently available under variable annuities or variable life insurance issued by the Company:

Anchor Series Trust
AIM Variable Insurance Funds, Inc.
Alliance Variable Products Series Fund, Inc.
Delaware Group Premium Fund, Inc.
Dreyfus Stock Index Fund
Dreyfus Variable Investment Fund
Fidelity Variable Insurance Products Fund
Fidelity Variable Insurance Products Fund II
Goldman Sachs Variable Insurance Trust
Hotchkis & Wiley Variable Trust
Merrill Lynch Variable Series Fund
Mercury Asset Management Master Trust
Mitchell Hutchins Series Trust
Morgan Stanley Dean Witter Universal Funds, Inc.
Neuberger & Berman Advisers Management Trust
SunAmerica Series Trust
Templeton Variable Products Series Fund
Van Eck Worldwide Insurance Trust

     IN WITNESS WHEREOF, the parties have set their hand as of this 2nd day of July, 1999.

     AIG LIFE INSURANCE COMPANY


     By:   /s/ Kenneth F. Judkowitz
         --------------------------------
            Kenneth F. Judkowitz
            Vice President


     VARIABLE INSURANCE PRODUCTS FUND II


     By:   /s/ Robert C. Pozen
         --------------------------------
            Robert C. Pozen
            Vice President


     FIDELITY DISTRIBUTORS CORPORATION


     By:   /s/ Kevin J. Kelly
         --------------------------------
            Kevin J. Kelly
            Vice President

                                       5